POWER OF ATTORNEY

I, the undersigned trustee of the Consortio Funds Trust (“Trust”), hereby severally constitute and appoint Bradley J. Swenson, Jill Kerschen and Christopher Moore, as my true and lawful attorneys-in-fact and agents with full power in each of them of substitution and resubstitution in my name, place and stead, to sign any and all Registration Statements of the Trust and any amendments or supplements thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, under the Investment Company Act of 1940, and the Securities Exchange Act of 1933, on behalf of the Trust, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. This Power of Attorney was signed by me to be effective May 18, 2022.

SIGNATURE	TITLE

/s/ Steven Norgaard
Steven Norgaard	Trustee

/s/ Kimberly Storms
Kimberly Storms	Trustee